Exhibit 99.1

 News Release

Cenveo Announces Fourth Quarter and
Full Year 2009 Results

Continued operational improvement over prior quarter
4th Quarter Non-GAAP Operating Margins of 9.9%
4th Quarter Adjusted EBITDA of $60.8 million
4th Quarter debt reduction of $47.7 million

STAMFORD, CT – (March 3, 2010) – Cenveo, Inc. (NYSE: CVO) today announced results for the three months and full year ended January 2, 2010.

For the three months ended January 2, 2010, net sales were $456.8 million, as compared to $517.2 million for the same period in the previous year. For the three months ended January 2, 2010, the Company reported a net loss of ($9.4) million, or ($0.15) per share, as compared to a net loss of ($309.7) million, or ($5.71) per share, for the three months ended January 3, 2009. On a Non-GAAP basis, income from continuing operations was $15.6 million, or $0.25 per diluted share for the three months ended January 2, 2010. Non-GAAP income from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, divested operations or assets held for sale, (gain) loss on early extinguishment of debt and adjusts income taxes to reflect an estimated cash tax rate.

Adjusted EBITDA for the three months ended January 2, 2010 was $60.8 million. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, divested operations or assets held for sale, (gain) loss on early extinguishment of debt, and income (loss) from discontinued operations, net of taxes. Free cash flow is defined as Adjusted EBITDA less cash interest, cash taxes, and capital expenditure. An explanation of the

Company’s use of Non-GAAP measures, Adjusted EBITDA and free cash flow is detailed below.

For the full year ended January 2, 2010, net sales were $1.7 billion, as compared to $2.1 billion for the same period in the previous year. For the year ended January 2, 2010, the Company reported a net loss of ($30.9) million, or ($0.54) per share, as compared to a net loss of ($298.0) million, or ($5.53) per share, for the year ended January 3, 2009. On a Non-GAAP basis, income from continuing operations was $26.0 million or $0.46 per diluted share for the full year. Adjusted EBITDA for the full year was $201.7 million.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
“We are very pleased with the Company’s fourth quarter performance. Despite a challenging economic environment, we were able to deliver on our financial commitments with sequential improvements throughout the year. We also continued to see stabilization in many of the product markets we serve. These market improvements, combined with the cost savings actions we implemented earlier in the year and our successful integration of the Nashua acquisition, helped us increase operational performance and drive stronger cash flow. Our focus on cost reductions allowed us to deliver Non-GAAP operating income margins of 9.9% for the quarter, while our emphasis on generating strong cash flows helped us reduce debt by $47.7 million during the fourth quarter.”

Mr. Burton concluded:
"2009 was the most challenging year I ever experienced in my business career. The economic events that affected our industry were truly unprecedented and previously unthinkable. Cenveo’s skilled and talented employees rose to meet every challenge confronting us and, in the process, we distinguished ourselves through our quality service to our customers. I am truly thankful for all the hard work by our employees under the leadership of our senior management team and I appreciate their dedication demonstrated during this truly historic period.”

“As we now place our full attention on 2010, I feel there will be a solid rebound this year for the major players in the printing industry, including Cenveo. The two recently announced M&A transactions indicate there will be continued industry consolidation to reduce excess capacity. I remain optimistic about our Company’s future prospects and, despite continued uncertainty in the macro-economic environment, I am confident that Cenveo’s long-term game plan of investing in strong niche product opportunities will yield dividends to us in 2010. This expectation, along with the continued positive trends in our product markets and the strong performance we have seen from Nashua to date, supports my belief that Cenveo’s financial goals of $250 million in Adjusted EBITDA and approximately $120 million free cash flow are well within reach. To personally demonstrate my conviction in the Company’s prospects, I recently purchased approximately $500,000 of Cenveo stock in the open market and doubled my Employee Stock Purchase Plan contribution to $20,000 a month. I look forward to our conference call tomorrow to discuss in more depth our positive 2010 outlook for Cenveo.”

Conference Call:
Cenveo will host a conference call tomorrow, Thursday, March 4, 2010 at 10:00 a.m. Eastern Time.  The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Consolidated Statements of Operations (in thousands, except per share data)

	Three Months Ended		Years Ended
	January 2, 2010	January 3, 2009	January 2, 2010	January 3, 2009

Net sales	$456,848	$517,160	$1,714,631	$2,098,694
Cost of sales	366,754	410,573	1,394,778	1,671,185
Selling, general and administrative expenses	56,123	58,160	209,578	242,981
Amortization of intangible assets	2,795	2,261	10,053	9,008
Restructuring, impairment and other charges	18,734	377,019	68,034	399,066
Operating income (loss)	12,442	(330,853)	32,188	(223,546)
Interest expense, net	26,674	27,373	106,063	107,321
(Gain) loss on early extinguishment of debt	—	(18,513)	(16,917)	(14,642)
Other (income) expense, net	952	(1,066)	(1,368)	(637)
Income (loss) from continuing operations before income taxes	(15,184)	(338,647)	(55,590)	(315,588)
Income tax (benefit) expense	(5,807)	(28,961)	(15,753)	(18,612)
Income (loss) from continuing operations	(9,377)	(309,686)	(39,837)	(296,976)
Income (loss) from discontinued operations, net of taxes	(72)	63	8,898	(1,051)
Net income (loss)	$(9,449)	$(309,623)	$(30,939)	$(298,027)
Income (loss) per share - basic:
Continuing operations	$(0.15)	$(5.71)	$(0.70)	$(5.51)
Discontinued operations	—	—	0.16	(0.02)
Net income (loss)	$(0.15)	$(5.71)	$(0.54)	$(5.53)
Income (loss) per share—diluted:
Continuing operations	$(0.15)	$(5.71)	$(0.70)	$(5.51)
Discontinued operations	—	—	0.16	(0.02)
Net income (loss)	$(0.15)	$(5.71)	$(0.54)	$(5.53)
Weighted average shares:
Basic	62,022	54,204	56,787	53,904
Diluted	62,022	54,204	56,787	53,904

Cenveo, Inc. and Subsidiaries
Reconciliation of Income (Loss) from Continuing Operations to Non-GAAP Income from Continuing Operations and Related Per Share Data
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	January 2, 2010	January 3, 2009	January 2, 2010	January 3, 2009

Income (loss) from continuing operations	$(9,377)	$(309,686)	$(39,837)	$(296,976)
Integration, acquisition and other charges	5,014	4,159	13,865	11,989
Stock-based compensation provision	3,457	5,200	14,274	18,140
Restructuring, impairment and other charges	18,734	377,019	68,034	399,066
Divested operations or asset held for sale	5,528	(858)	5,528	(858)
(Gain) loss on early extinguishment of debt	—	(18,513)	(16,917)	(14,642)
Income tax benefit (expense)	(7,737)	(32,081)	(18,963)	(29,404)
Non-GAAP income from continuing operations	$15,619	$25,240	$25,984	$87,315

Income per share – diluted:
Continuing operations	$(0.15)	$(5.70)	$(0.70)	$(5.49)
Integration, acquisition and other charges	0.08	0.08	0.24	0.22
Stock-based compensation provision	0.05	0.10	0.25	0.34
Restructuring, impairment and other charges	0.30	6.93	1.20	7.38
Divested operations or asset held for sale	0.09	(0.02)	0.10	(0.02)
(Gain) loss on early extinguishment of debt	—	(0.34)	(0.30)	(0.27)
Income tax benefit (expense)	(0.12)	(0.59)	(0.33)	(0.54)
Non-GAAP continuing operations	$0.25	$0.46	$0.46	$1.62

Weighted average shares—diluted	62,843	54,378	56,897	54,064

Cenveo, Inc. and Subsidiaries Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands) (unaudited)
	Three Months Ended		Years Ended
	January 2, 2010	January 3, 2009	January 2, 2010	January 3, 2009

Net income (loss)	$(9,449)	$(309,623)	$(30,939)	$(298,027)
Interest expense, net	26,674	27,373	106,063	107,321
Income tax (benefit) expense	(5,807)	(28,961)	(15,753)	(18,612)
Depreciation	13,735	16,233	56,350	65,001
Amortization of intangible assets	2,795	2,261	10,053	9,008
Integration, acquisition and other charges	5,014	4,159	13,865	11,989
Stock-based compensation provision	3,457	5,200	14,274	18,140
Restructuring, impairment and other charges	18,734	377,019	68,034	399,066
(Gain) loss on early extinguishment of debt	—	(18,513)	(16,917)	(14,642)
Divested operations or asset held for sale	5,528	(858)	5,528	(858)
(Income) loss from discontinued operations, net of taxes	72	(63)	(8,898)	1,051

Adjusted EBITDA, as defined	$60,753	$74,227	$201,660	$279,437

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (unaudited)

	Three Months Ended		Years Ended
	January 2, 2010	January 3, 2009	January 2, 2010	January 3, 2009

Operating income	$12,442	$(330,853)	$32,188	$(223,546)
Integration, acquisition and other charges	5,014	4,159	13,865	11,989
Stock-based compensation provision	3,457	5,200	14,274	18,140
Divested operations or asset held for sale	5,528	(858)	5,528	(858)
Restructuring, impairment and other charges	18,734	377,019	68,034	399,066

Non-GAAP operating income	$45,175	$54,667	$133,889	$204,791

 Cenveo, Inc. and Subsidiaries
Consolidated Balance Sheets
 (in thousands)

	January 2, 2010	January 3, 2009
Assets
Current assets:
Cash and cash equivalents	$10,796	$10,444
Accounts receivable, net	268,563	270,145
Inventories	145,228	159,569
Prepaid and other current assets	64,843	74,890
Total current assets	489,430	515,048
Property, plant and equipment, net	387,879	420,457
Goodwill	319,756	311,183
Other intangible assets, net	295,418	276,944
Other assets, net	33,290	28,482
Total assets	$1,525,773	$1,552,114
Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$15,057	$24,314
Accounts payable	183,940	174,435
Accrued compensation and related liabilities	29,841	37,319
Other current liabilities	98,079	88,870
Total current liabilities	326,917	324,938
Long-term debt	1,218,860	1,282,041
Deferred income taxes	5,004	26,772
Other liabilities	151,502	139,318
Commitments and contingencies	—	—
Shareholders’ deficit:
Preferred stock	—	—
Common stock	620	542
Paid-in capital	331,051	271,821
Retained deﬁcit	(477,905)	(446,966)
Accumulated other comprehensive loss	(30,276)	(46,352)
Total shareholders’ deficit	(176,510)	(220,955)
Total liabilities and shareholders’ deficit	$1,525,773	$1,552,114

 Cenveo, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
 (in thousands)

	Years Ended
	January 2, 2010	January 3, 2009
Cash flows from operating activities:
Net income (loss)	$(30,939)	$(298,027)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Loss) income from discontinued operations, net of taxes	(8,898)	1,051
Depreciation	56,350	65,001
Amortization of other intangible assets	10,053	9,008
Non-cash interest expense, net	2,304	1,773
Deferred income taxes	(17,573)	(24,287)
Non-cash restructuring, impairment and other charges, net	32,204	378,688
(Gain) loss on early extinguishment of debt	(16,917)	(14,642)
Provisions for bad debts	5,428	4,660
Provisions for inventory obsolescence	3,895	902
Stock-based compensation provision	14,274	18,140
Gain on disposal of assets	(5,006)	(4,364)
Other non-cash charges, net	—	3,350
Changes in operating assets and liabilities, excluding the effects of acquired businesses:
Accounts receivable	21,620	70,376
Inventories	33,075	5,198
Accounts payable and accrued compensation and related liabilities	(19,672)	(2,928)
Other working capital changes	(3,110)	1,454
Other, net	(5,036)	(5,505)
Net cash provided by operating activities	72,052	209,848
Cash flows from investing activities:
Capital expenditures	(25,227)	(49,243)
Cost of business acquisitions, net of cash acquired	(3,189)	(47,412)
Proceeds from sale of property, plant and equipment	14,619	18,258
Proceeds from sale of investment	4,032	—
Acquisition payments	—	(3,653)
Net cash used in investing activities	(9,765)	(82,050)
Cash flows from financing activities:
Repayment of term loans	(24,594)	(7,200)
Repayment of 8⅜% senior subordinated notes	(23,024)	(19,567)
Repayments of other long-term debt	(12,178)	(18,933)
Payment of amendment and debt issuance costs	(7,296)	(5,297)
Repayment of 7⅞% senior subordinated notes	(4,295)	(10,561)
Repayment of 10½% senior notes	(3,250)	—
Purchase and retirement of common stock upon vesting of RSUs	(2,043)	(1,054)
Payment of refinancing or repurchase fees, premiums and expenses	(94)	(130)
Borrowings (repayments) under revolving credit facility, net	14,500	(83,200)
Proceeds from exercise of stock options	532	1,876
Repayment of senior unsecured loan	—	(175,000)
Tax liability from stock-based compensation	—	(1,377)
Proceeds from issuance of 10½% senior notes	—	175,000
Proceeds from issuance of other long-term debt	—	12,927
Net cash (used in) provided by financing activities	(61,742)	(132,516)
Effect of exchange rate changes on cash and cash equivalents	(193)	(720)
Net increase (decrease) in cash and cash equivalents	352	(5,438)
Cash and cash equivalents at beginning of period	10,444	15,882
Cash and cash equivalents at end of period	$10,796	$10,444

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In addition to results presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), included in this release are certain Non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP income (loss) from continuing operations, Non-GAAP operating income, and Non-GAAP operating income margin, and free cash flow. Non-GAAP operating income is defined as operating income excluding integration, acquisition and other charges, stock-based compensation provision, and restructuring, impairment and other charges. Non-GAAP operating income margin is calculated by dividing Non-GAAP operating income into net sales.  Free cash flow is defined as Adjusted EBITDA less cash interest, cash taxes, and capital expenditure. These Non-GAAP financial measures are defined herein, and should be read in conjunction with GAAP financial measures. A reconciliation of income (loss) from continuing operations to Non-GAAP income from continuing operations and operating income to Non-GAAP operating income is presented in the attached tables. These Non-GAAP financial measures are not presented as an alternative to cash flows from operations, as a measure of our liquidity or as an alternative to reported net income (loss) as an indicator of our operating performance.  The Non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, Non-GAAP income (loss) from continuing operations, Non-GAAP operating income and Non-GAAP operating income margin along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value.  Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives.  We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities.  The Non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and solutions.  The Company provides its customers with low-cost alternatives within its core businesses of labels and forms manufacturing, packaging and publisher offerings, envelope production, and printing; supplying one-stop solutions from design through fulfillment. Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.

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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent U.S. and global economic conditions have adversely affected us and could continue to do so; (ii) our substantial indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt;  (vi) our ability to successfully integrate acquisitions; (vii) a decline of our consolidated or individual reporting units operating performance could result in the impairment of our assets; (viii) our continuing SEC compliance; (ix) intense competition in our industry; (x) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (xi) factors affecting the U.S. postal services impacting demand for our products; (xii) the availability of the Internet and other electronic media affecting demand for our products; (xiii) increases in paper costs and decreases in its availability; (xiv) our labor relations; (xv) our compliance with environmental rules and regulations; and (xvi) our dependence on key management personnel. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.